UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

CORPORATE RESOURCE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30734	11-3255619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Broadway, 11th Floor, New York, NY		10038
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(646) 443-2380

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On May 3, 2010, Corporate Resource Development Inc. (“CRD”), a Delaware corporation and a wholly-owned subsidiary of Corporate Resource Services, Inc. (the “Company”), entered into an Account Purchase Agreement (the “Account Purchase Agreement”) with Tri-State Employment Services, Inc., a Nevada corporation (“Tri-State”), which owns approximately 57.56% of the Company’s outstanding common stock.  Under the terms of the Account Purchase Agreement, CRD will sell its receivables to Tri-State; the maximum amount of trade receivables that can be sold is $45,000,000, for which Tri-State advances 90% of the assigned receivables’ value upon sale, and 10% upon final collection, subject to certain offsets.  The risk CRD bears from bad debt losses on trade receivables sold is retained by CRD, and receivables sold which become greater than 90 days old can be charged back to CRD by Tri-State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corporate Resource Services, Inc.

By:	/s/ Jay H. Schecter
Name: Jay H. Schecter
Title: Chief Executive Officer

Dated:  May 7, 2010